UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 6, 2025

Commission	Registrant; State of Incorporation;	IRS Employer
File Number	Address; and Telephone Number	Identification No.

1-9513	CMS ENERGY CORPORATION (A Michigan Corporation) One Energy Plaza Jackson, Michigan 49201 (517) 788-0550	38-2726431

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
CMS Energy Corporation Common Stock, $0.01 par value	CMS	New York Stock Exchange
CMS Energy Corporation 5.625% Junior Subordinated Notes due 2078	CMSA	New York Stock Exchange
CMS Energy Corporation 5.875% Junior Subordinated Notes due 2078	CMSC	New York Stock Exchange
CMS Energy Corporation 5.875% Junior Subordinated Notes due 2079	CMSD	New York Stock Exchange
CMS Energy Corporation, Depositary Shares, each representing a 1/1,000th interest in a share of 4.200% Cumulative Redeemable Perpetual Preferred Stock, Series C	CMS PRC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  Emerging growth company:  CMS Energy Corporation ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  CMS Energy Corporation ☐

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On November 6, 2025, CMS Energy Corporation (“CMS Energy”) completed the sale of $1,000,000,000 aggregate principal amount of 3.125% Convertible Senior Notes due 2031 (the “Notes”), which included an additional $150,000,000 aggregate principal amount of Notes purchased pursuant to the full exercise of the option granted to the Initial Purchasers (as defined herein) pursuant to the Purchase Agreement (as defined herein) to purchase additional Notes, in a private offering to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The Notes were sold under a purchase agreement (the “Purchase Agreement”) dated November 3, 2025 between CMS Energy and Morgan Stanley & Co. LLC, Barclays Capital Inc., Citigroup Global Markets Inc., Mizuho Securities USA LLC and Wells Fargo Securities, LLC, as representatives of the several initial purchasers (the “Initial Purchasers”) named therein. The Notes bear interest at a fixed rate of 3.125% per year, payable semiannually in arrears on May 1 and November 1 of each year, beginning on May 1, 2026. The Notes will be convertible into cash or a combination of cash and shares of CMS Energy’s common stock, $0.01 par value per share (“Common Stock”), as described below. The Notes are senior unsecured obligations of CMS Energy, and will mature on May 1, 2031, unless earlier converted, repurchased or redeemed in accordance with their terms.

CMS Energy issued the Notes pursuant to an indenture (the “Indenture”), dated as of November 6, 2025 by and between CMS Energy and The Bank of New York Mellon, as trustee (the “Trustee”).

Prior to the close of business on the business day immediately preceding February 1, 2031, the Notes will be convertible at the option of the holders only under certain conditions.

On or after February 1, 2031, until the close of business on the second scheduled trading day immediately preceding the maturity date, holders of the Notes may convert all or any portion of their Notes at their option at any time at the conversion rate then in effect, irrespective of these conditions. CMS Energy will settle conversions of the Notes by paying cash up to the aggregate principal amount of the Notes to be converted and paying or delivering, as the case may be, cash, shares of its Common Stock or a combination of cash and shares of its Common Stock, at its election, in respect of the remainder, if any, of its conversion obligation in excess of the aggregate principal amount of the Notes being converted.

The conversion rate for the Notes will initially be 11.0360 shares of Common Stock per $1,000 principal amount of Notes (equivalent to an initial conversion price of approximately $90.61 per share of Common Stock). The initial conversion price of the Notes represents a premium of approximately 25% over the last reported sale price of CMS Energy’s Common Stock on the New York Stock Exchange on November 3, 2025. The conversion rate and the corresponding conversion price will be subject to adjustment in some events but will not be adjusted for any accrued and unpaid interest.

If CMS Energy undergoes a “fundamental change” (as defined in the Indenture), subject to certain conditions, holders of the Notes may require CMS Energy to repurchase for cash all or any portion of their Notes at a repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the “fundamental change repurchase date” (as defined in the Indenture). In addition, if certain corporate events occur prior to the maturity date or if CMS Energy delivers a notice of redemption, CMS Energy may be required, in certain circumstances, to increase the conversion rate for a holder of Notes that elects to convert its Notes in connection with such a corporate event or to convert its Notes called (or deemed called) for redemption during the related redemption period, as the case may be, by a specified number of shares of Common Stock.

CMS Energy may not redeem the Notes prior to May 7, 2029. On or after May 7, 2029, CMS Energy may redeem for cash all or any portion (subject to certain limitations on partial redemptions) of the Notes if the last reported sale price of CMS Energy's Common Stock has been at least 130% of the conversion price then in effect for at least 20 trading days during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which CMS Energy provides notice of redemption. The redemption price for the Notes will equal 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date.

The Indenture provides for customary events of default, which include (subject in certain cases to grace and cure periods), among others: nonpayment of principal or interest; breach of covenants or other agreements in the Indenture; and certain events of bankruptcy, insolvency or reorganization. Generally, if an event of default occurs and is continuing under the Indenture, either the Trustee or the holders of at least 25% in aggregate principal amount of the Notes then outstanding may declare the principal amount plus accrued and unpaid interest on the Notes to be immediately due and payable.

The Notes will be CMS Energy’s direct, unsecured and unsubordinated obligations, ranking equally in priority with all of CMS Energy’s existing and future unsecured and unsubordinated indebtedness (including CMS Energy’s existing 3.375% Convertible Senior Notes due 2028) and senior in right of payment to all of CMS Energy’s existing and future subordinated debt.

The disclosure in this Item 2.03 is qualified in its entirety by the provisions of the Indenture, together with the form of global note evidencing the Notes included therein, which are filed as Exhibits 4.1 and 4.2 hereto. Such exhibits are incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information included or incorporated by reference in Item 2.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02 of this Current Report on Form 8-K. The Notes were sold to the Initial Purchasers in reliance on the exemption from the registration requirements provided by Section 4(a)(2) of the Securities Act for resale to persons reasonably believed to be qualified institutional buyers as defined in, and in reliance on, Rule 144A of the Securities Act.

The Notes and the underlying shares of Common Stock issuable upon conversion of the Notes, if any, have not been and will not be registered under the Securities Act, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. Initially, the maximum number of shares of Common Stock issuable upon conversion of the Notes, including pursuant to any increase in the conversion rate for any Notes converted in connection with a “make-whole fundamental change” (as defined in the Indenture) or a notice of redemption, is 13,795,000, subject to customary anti-dilution adjustments.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Index

4.1	Indenture dated as of November 6, 2025 by and between CMS Energy and The Bank of New York Mellon, as Trustee
4.2	Form of 3.125% Convertible Senior Notes due 2031 (included in Exhibit 4.1)
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded in the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CMS ENERGY CORPORATION

Dated: November 6, 2025	By:	/s/ Rejji P. Hayes
Rejji P. Hayes
Executive Vice President and Chief Financial Officer